KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com











                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 2,000,000 shares of The KingThomason Group, Inc. common stock issuable pursuant to the company's 2001 Stock Option Plan, of our report dated March 12, 2003, with respect to the consolidated financial statements of The KingThomason Group, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.


                                       /s/  Kabani  &  Company,  Inc.

                                       KABANI  &  COMPANY,  INC.
                                       CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
February  10,  2004







                                                                      Exhibit 23
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